UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549-1004

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  June 20, 2006

REUNION INDUSTRIES, INC.
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(Exact name of registrant as specified in its charter)

DELAWARE			01-15739			06-1439715
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(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

11 STANWIX STREET, SUITE 1400
PITTSBURGH, PENNSYLVANIA 15222
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(Address of principal executive offices, including zip code)


(412) 281-2111
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(Registrant's telephone number, including area code)


NOT APPLICABLE
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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[   ]	Written communications pursuant to Rule 425 under the Securities Act
	(17 CFR 230.425)

[   ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
	(17 CFR 240.14a-12)

[   ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

[   ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))




Item 3.01 ? Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard

	On June 20, 2006, the registrant received a letter (the "Notice Letter") from the American Stock Exchange ("AMEX") giving notice that the registrant does not meet the following listing standards of AMEX, as set forth in Part 10 of the AMEX Company Guide (the "Company Guide"):

	1.	The registrant is not in compliance with Section 1003(a)(i) of the Company Guide with shareholders' equity of less than $2,000,000 and losses from continuing operations and/or net losses in two of its three most recent fiscal years.

	2.	The registrant is not in compliance with Section 1003(a)(iv) of the Company Guide based on the amount of its losses and the impairment of its financial condition.

	The Notice Letter states that, in order to maintain its AMEX listing, the registrant must submit a plan by July 20, 2006 (the "Plan") advising AMEX of action the registrant has taken, or will take, that will bring it into compliance with Sections 1003(a)(i) and 1003(a)(iv) of the Company Guide by December 31, 2006, including specific milestones, quarterly financial projections and details related to any strategic initiatives the registrant plans to complete. The registrant is in the process of preparing the Plan and intends to submit it by the deadline of July 20, 2006. AMEX will then review the Plan to determine whether or not the Company will be able to continue its listing.

SIGNATURE

	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Date:	June 26, 2006					REUNION INDUSTRIES, INC.
								(Registrant)

							By /s/ John M. Froehlich
								John M. Froehlich
								Executive Vice President
								and Chief Financial Officer


19293.000/406766.1